UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2010 (May 15, 2009)
MOUNTAIN NATIONAL BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Tennessee	0-49912	75-3036312

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 East Main Street, Sevierville, Tennessee	37862

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (865) 428-7990
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective May 15, May 28 and May 18, 2009, respectively, Mountain National Bancshares, Inc., a Tennessee corporation (the “Company”), and Mountain National Bank, a wholly-owned subsidiary of the Company (the “Bank”), entered into employment agreements (each an “Employment Agreement” and collectively, the “Employment Agreements”) with G. Devon McKinzie, Michael L. Brown and Richard A. Hubbs, each with a three year term. Pursuant to the terms of their respective Employment Agreements, Ms. McKinzie serves as Executive Vice President/Chief Lending Officer of the Company and the Bank and received an initial base salary of $155,000 per year, Mr. Brown serves as the Executive Vice President/Chief Operating Officer of the Company and the Bank and received an initial base salary of $155,000 per year and Mr. Hubbs serves as Senior Vice President/Chief Financial Officer of the Company and the Bank and received an initial base salary of $92,500 per year. The President/CEO reviews and adjusts Ms. McKinzie’s, Mr. Brown’s and Mr. Hubbs’ base salary amounts annually. In addition, Ms. McKinzie and Messrs. Brown and Hubbs are entitled to participate in any employee benefit plan of the Bank made available to the Bank’s regular full-time employees generally. Upon a change in control of the Bank and upon the executive’s subsequent involuntary termination of employment (other than for cause, death, disability or retirement) or voluntary termination following a change in control following any demotion, loss of title, office or significant authority, reduction in annual compensation or benefits, or relocation of principal place of employment, Ms. McKinzie and Messrs. Brown and Hubbs will be entitled to receive an amount equal to 2.99 times his or her “base amount” within the meaning of 280G(b)(3) of the Internal Revenue Code of 1986. Additionally, the executives would be entitled to the continuation of life, medical, dental and disability coverage for three years. A “change in control” is defined in the Employment Agreements to include, among other things, the acquisition by another person, or two or more persons acting as a group, of at least fifteen but less than twenty-five percent of the Company’s common stock, and the adoption by the Board of Directors of a resolution declaring that a change in control of the Bank has occurred; a merger or consolidation in which the Company is not the surviving entity; and a change in the composition of a majority of the Board of Directors within a specified period of time.
Pursuant to the Employment Agreements, in the event the executive is terminated without cause, the executive will be entitled to be paid for the remaining term of the contract. In the event of death of the executive, the executive’s estate would be entitled to compensation due to the executive through the last day of the calendar month in which his or her death occurred. If the executive retires, the executive would be entitled to all benefits under any retirement plan of the Bank and other plans to which the executive is a party. The Employment Agreements further provide that in the event of termination the executive will be prohibited from competing with the Bank for a period of 12 months in any county in which the Bank has a branch or main office or in any county in which the Bank operates its banking business.
The above description of the Employment Agreements is qualified in its entirety by reference to the full text of the Employment Agreements. Copies of the Employment Agreements are filed herewith as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 25, 2010, the Board of Directors of Mountain National Bancshares, Inc. (the “Company”) amended and restated the Company’s Bylaws (the “Bylaws”). Pursuant to such amendment and restatement, which was effective immediately upon approval, Article III of the Bylaws has been revised as described below.

The amended Bylaws clarify that shareholders seeking to nominate directors or propose other business at a meeting of shareholders must comply with the advance notice provisions in Article III, Section 9 or Article III, Section 10, as applicable, while shareholders seeking to have a shareholder proposal considered for inclusion in the Company’s annual proxy statement must comply with the notice requirements applicable to shareholder proposals under the Securities and Exchange Commission’s proxy rules.
The amended Bylaws revised the advance notice deadlines in Article III, which sets forth the date by which a shareholder must notify the Company that it intends to nominate directors or propose other business at a shareholders meeting. The amended Bylaws provide that any such notice must be received by the Company not later than the 90th day and not earlier than the 120th day before the first anniversary of the preceding year’s annual meeting of shareholders. If the date of the annual meeting is advanced more than 30 days before such anniversary date or delayed more than 60 days after such anniversary date, then such notice must be received no later than the later of 70 days before the meeting date or 10 days following the date on which the public announcement of the meeting date was made.
With respect to a special meeting of shareholders, the advance notice deadline for director nominations or the proposal or other business is now no later than 10 days following the date on which public announcement of the meeting date was made.
The amended Bylaws update the information that must be included in a notice under Article III. Among other things, the amendments require a shareholder who intends to propose a nomination or propose other business to provide information about any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) relating to the nomination or other proposed business that has the effect or intent of increasing or decreasing the voting power of such shareholder or any related person, or of mitigating loss, managing risk or benefit from changes in the share price of the Company. In addition, the amended Bylaws require that the shareholder proponent state in its notice whether it intends to solicit proxies in support of its director nominee(s) or shareholder proposal.
The preceding description is qualified in its entirety by reference to the Company’s Bylaws, which are filed as Exhibit 3.1 to this current report and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit
No.	Description

3.1	Amended and Restated Bylaws.
10.1	Officer Employment Agreement, dated May 15, 2009, by and among Mountain National Bank, Mountain National Bancshares, Inc. and G. Devon McKinzie.
10.2	Officer Employment Agreement, dated May 28, 2009, by and among Mountain National Bank, Mountain National Bancshares, Inc. and Michael L. Brown.
10.3	Officer Employment Agreement, dated May 18, 2009, by and among Mountain National Bank, Mountain National Bancshares, Inc. and Richard A. Hubbs.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOUNTAIN NATIONAL BANCSHARES, INC.
By:	/s/ Dwight B. Grizzell
	Name:	Dwight B. Grizzell
	Title:	President and Chief Executive Officer

Date: March 31, 2010

EXHIBIT INDEX

Exhibit
No.	Description

3.1	Amended and Restated Bylaws.
10.1	Officer Employment Agreement, dated May 15, 2009, by and among Mountain National Bank, Mountain National Bancshares, Inc. and G. Devon McKinzie.
10.2	Officer Employment Agreement, dated May 28, 2009, by and among Mountain National Bank, Mountain National Bancshares, Inc. and Michael L. Brown.
10.3	Officer Employment Agreement, dated May 18, 2009, by and among Mountain National Bank, Mountain National Bancshares, Inc. and Richard A. Hubbs.